                                                                       EXHIBIT 2



Plan of Acquisition, Reorganization, Arrangement, Liquidiation or Succession

                                                                           TAB A
Item 8: THE NATURE OF THE ISSUER'S BUSINESS.
        ------------------------------------

          MOTION PICTURE COMPANY COMPRISED OF FOUR
          DIVISIONS:  PRODUCTION, POST-PRODUCTION & SOUND
          STUDIO, INTERACTIVE MEDIA AND DISTRIBUTION.

ITEM 9: THE NATURE AND EXTENT OF THE ISSUER'S FACILITIES:
        -------------------------------------------------

          MOTION PICTURE (FILM/VIDEO) LIBRARY AND EQUIPMENT.

ITEM 10: HISTORY.
         -------

          The Company was incorporated on Jan 11, 1921, as De Luxe Onyx under the Laws of the State of California. By Aug 8, 1922, the Company had at least One hundred and One (101) Shareholders and Three Thousand (3,000) shares of Common Stock outstanding. On or about Jan 20th, 1987, shareholders of the Company voted to change its domicile to the State of Nevada, its name to Walsh Communications Group, Inc., change the Total authorized capital of the Corporation, the sum of Fifty Thousand Dollars ($50,000), comprised of Fifty Million (50,000,000) Common One Mil ($0.001) par value share and forward split the 3,000 issued and outstanding 1000 to 1 forward One Hundred (100) One Mil ($0.001) par value shares to be issued in exchange for each One (1) One Dollar ($1.00) Common par value shares presently outstanding. Upon completion of the exchange, there were Three Million (3,000,000) One Mil ($0.001) Common par value shares outstanding. The Corporation issued Six Million (6,000,000) shares of its Restricted Stock for the Restricted Stock of another Corporation. On Jan 5, 1990, the Company renamed the Corporation AVE INC. and issued an additional 11,700,000 shares of its Restricted Stock in exchange for Motion Picture Equipment, Sets and Services. On May 4, 1990, amended Articles of Incorporation were filed in the State of Nevada to change the Company name to AVE INC.

ITEM 11: MANAGEMENT.
         -----------

          SEE EXHIBIT F

                                                                           TAB B

                                                                 FILED
                                                          IN THE OFFICE OF THE
                                                       SECRETARY OF STATE OF THE
                                                            STATE OF NEVADA
                                                              JAN 23 1987

                                                       FRANKIE SUE DEL PAPA
                                                       SECRETARY OF STATE

                                                       /s/ FRANKIE SUE DEL PAPA

                                                       No.        465-87
                                                            -------------------

                      CERTIFICATE AND AGREEMENT OF MERGER
                                      OF
                             DE LUXE ONYX COMPANY
                           A California corporation

    Pursuant to the Corporation Code of California Chapter 11 Section 1100
                                     INTO
                             DE LUXE ONYX COMPANY
               a Nevada corporation as the surviving corporation
            Pursuant to Section 450 et seq, Nevada Revised Statutes


     AGREEMENT OF MERGER, dated the 23rd day of January, 1987 between DE LUXE ONYX COMPANY, a California corporation, and all of the Directors thereof and DE LUXE ONYX COMPANY, a Nevada corporation and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporation.

     WHEREAS the Board of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereafter set forth, such merger to be effected pursuant to the statutes of the State of California and the Statutes of the State of Nevada, and they have approved and authorized the form of agreement and merger.

     WHEREAS DE LUXE ONYX COMPANY is a corporation duly organized under the laws of the State of California, having been incorporated January 11th, 1921 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00 per share of which 3,000 shares are issued and outstanding; and,

     WHEREAS DE LUXE ONYX COMPANY, is a corporation duly organized under the laws of the State of Nevada, having been incorporated January 23rd, 1987 with authorized capital stock consisting of 100,000 shares of common stock with a par value of $1.00.

     WHEREAS the laws of the State of California and Nevada permit such a merger, and the Constituent Corporations desire to merge, under and pursuant to the provision of the laws of their respective states:

     NOW THEREFORE, in consideration of the promises and of the mutual agreements and covenants herein contained, it is agreed that DE LUXE ONYX COMPANY, a California corporation, and DE LUXE ONYX COMPANY, a Nevada corporation, shall be merged into DE LUXE ONYX COMPANY, a Nevada corporation, which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

     1.   NAME OF SURVIVING CORPORATION.  The name of the corporation, which is
          ------------------------------
sometimes hereinafter referred to as the Surviving Corporation, shall, from and after the effective date of the merger, be DE LUXE ONYX COMPANY. The separate existence of DE LUXE ONYX COMPANY, of California, shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purpose of this Agreement of Merger and except as continued in the Surviving Corporation.

    2.    ARTICLES OF INCORPORATION OF SURVIVING CORPORATION.  The
          ---------------------------------------------------

Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of DE LUXE ONYX COMPANY, of Nevada, a copy of which is annexed as Exhibit "A" hereto.

        3.      BYLAWS.  The By laws of DE LUXE ONYX COMPANY, of Nevada at the
                ------
effective time of the merger shall be By laws of the Surviving Corporation until altered or replaced as provided therein.

        4.      BOARD OF DIRECTORS AND OFFICERS.  The members of the Board of
                -------------------------------
Directors and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, DE LUXE ONYX COMPANY, of Nevada immediately prior to the effective time of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws or until their respective successors are elected and qualified.

        5.      AUTHORITY TO CONDUCT BUSINESS.  DE LUXE ONYX COMPANY, of Nevada
                -----------------------------
represents that the corporation has not filed an application for authority to do business in California. The Surviving Corporation will conduct no such business in California without first filing and having such application approved.

        6.      CONVERSION OF SHARES.   The manner of converting the shares of
                --------------------
the Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph as follows:

        Immediately upon the effective date of the merger, each share of stock of DE LUXE ONYX COMPANY, of California outstanding in the hands of the public (being all of the shares of DE LUXE ONYX COMPANY, of California outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into stock of the Surviving Corporation, as the case may be, at the rate of one share of stock of the Surviving Corporation for one share of stock of DE LUXE ONYX COMPANY, of Nevada. All shares thus converted shall be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully-paid, nonassessable shares of common stock of the Surviving Corporation into which shares of common stock of DE LUXE ONYX COMPANY, of California shall have been so converted.

        7.      FIGHT OF SHAREHOLDERS.  After the effective time of the merger,
                ---------------------
each holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California shall cease to have any rights as a shareholder of DE LUXE ONYX COMPANY, of California are, except such as expressly reserved to such stockholders by statute. After the effective time of the merger, any holder of a certificate or certificates which theretofore represented shares of common stock of DE LUXE ONYX COMPANY, of California may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, and shall thereupon be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of common stock of DE LUXE ONYX COMPANY, of Nevada theretofore represented by such certificate or certificates as shall have been converted.



                                     ( 2 )

     8.   EFFECTIVE DATE OF MERGER.
          ------------------------

     A. For all purposes of the Laws of the State of California, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of California and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of California.

     B. For all purposes of the Laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of DE LUXE ONYX COMPANY, a California corporation, except insofar as it may be continued by statute, shall cease as soon as; this Agreement of Merger shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of merger shall have been filed in the office of the Secretary of State of the State of Nevada.

     C. The corporate identity, existence, purpose, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of Nevada shall continue unaffected and unimpaired by the merger hereby provided for; and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of DE LUXE ONYX COMPANY, of California shall be continued in and merged into DE LUXE ONYX COMPANY, of Nevada and DE LUXE ONYX COMPANY, of Nevada shall be fully vested therewith.

     D. The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single corporation is the effective date of the merger.

     9.   AUTHORIZATION.  The parties hereto acknowledge and respectively
          -------------
represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved by the board of directors of the Nevada corporation and at a special meeting of shareholders of the California corporation at which the California shareholders voted as follows:

CORPORATION      SHARES OUTSTANDING        VOTED FOR      VOTED AGAINST
-----------      ------------------        ---------      -------------

CALIFORNIA       3,000                     1,800          None


     10.  FURTHER ASSURANCES OF TITLE.  As and when requested by the Surviving
          ---------------------------
Corporation or by its successors or assigns, DE LUXE ONYX COMPANY, of Nevada will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers

                                     ( 3 )
directors of DE LUXE ONYX COMPANY, of California and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

        11.  SERVICE OF PROCESS ON SURVIVING CORPORATION.  The Surviving
             -------------------------------------------
Corporation agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of DE LUXE ONYX COMPANY, of California as well as for the enforcement of any obligation of the Surviving Corporation rising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the California Corporations Code, of California, and hereby irrevocably appoints the Secretary of State of California, as its agent to accept service of process in any suit or other proceeding. Copies of such process shall be mailed to the Resident Agent, Resident Agency National, 377 South Carson Street, Carson City, Nevada until further notice.

        12.  SHAREHOLDERS FIGHT TO PAYMENT.  The Surviving Corporation agrees
             -----------------------------
that subject to the provisions of the California Corporations Code of the State of California, that it will pay to the shareholders of DE LUXE ONYX COMPANY the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of California as the case may be.

        13.  ABANDONMENT.  This Agreement of Merger may be abandoned (a) by
             -----------
either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation so terminating to the other Constituent Corporation, and thereupon, an abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors or shareholders.

        IN WITNESS WHEREOF each of the Constituent Corporations, pursuant to authority duly granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of is Directors and its President and Secretary.

        The respective Directors and officers of the Constituent Corporations


                                     ( 4 )
do hereby certify that the above Merger Agreement was adopted as set forth in the above Agreement and that said resolution has not been revoked or amended.

DE LUXE ONYX COMPANY                               DE LUXE ONYX COMPANY
(a California corporation)                         (a Nevada corporation)

 /s/ MARK TIMOTHY                                   /s/ MARK TIMOTHY
-----------------------------                      ---------------------------
Mark Timothy                                       Mark Timothy
President & Director                               President & Director

 /s/ JERRY TIMOTHY                                  /s/ JERRY TIMOTHY
-----------------------------                      ---------------------------
Jerry Timothy                                      Jerry Timothy
Secretary & Director                               Secretary & Director

STATE OF UTAH
                    : ss
COUNTY OF SALT LAKE )

        This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (California) as set forth under their respective signatures.

        This instrument was acknowledged before me this 23rd day of January, 1987, by Mark Timothy and Jerry Timothy known to me to be the officers and directors of DE LUXE ONYX COMPANY, (Nevada) as set forth under their respective signatures.

My Commission Expires:                       /s/
                                            ----------------------------
12-1-89                                     Notary Public
-------                                     Residing at:


                                     ( 5 )

                            SECRETARY'S CERTIFICATE
                            -----------------------


     The undersigned, the duly elected Secretary of Deluxe Onyx Company, a California corporation, hereby certify as follows:

     1. A special meeting of the stockholders of the Corporation was duly called and held on January 20, 1987 at 2089 Donnelson Lane, Salt Lake City, Utah. Notice of such meeting was mailed by first class mail to all stockholders of record of the Corporation prior to ten days form the date of such meeting.

     2. At the aforementioned meeting of stockholders there were present in person or by proxy 1,800 shares of common stock of the Corporation. As of the date of the notice and the date of the meeting, there was 3,000 issued and outstanding shares of common stock of the Corporation.

     3. Attached hereto is a true and correct copy of the minutes of the meeting of stockholders of the Corporation.


     IN WITNESS WHEREOF, the undersigned, the Secretary of Deluxe Onyx Company, has executed this Certificate as of January 20, 1987.


                                       /s/ JERRY TIMOTHY
                                       -----------------------------------
                                       JERRY TIMOTHY, Secretary

                                                                            TABC


                 FILED
           IN THE OFFICE OF THE
        SECRETARY OF STATE OF THE
            STATE OF NEVADA

             JAN 23 1987

FRANKIE SUE DEL PAPA  SECRETARY OF STATE
        /s/Frankie Sue Del Papa
----------------------------------------





             CERTIFICATE AMENDING THE CERTIFICATE OF INCORPORATION

                                      OF

                              DE LUXE ONYX COMPANY


        The undersigned, being the President and Secretary of DE LUXE ONYX COMPANY, a Nevada corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on January 5th, 1987, it was agreed by unanimous vote that this Certificate Amending the Articles of Incorporation be filed.
        The undersigned further certify that the original Articles of Incorporation of DE LUXE ONYX COMPANY, were filed with the Secretary of State of the State of Nevada, on January 23rd, 1987, and a certified copy of said Articles were filed with the Carson City County Clerk on January 23rd, 1987.
        The undersigned further certify that the Article First through Article Eleventh of the original Articles of Incorporation files on January 23rd, 1987 herein are amended to read as follows:
        ARTICLE FIRST:  The name of this corporation is:
                       Walsh Communications Group, Inc.
        ARTICLE SECOND: No change.
        ARTICLE THIRD:  No change.
        ARTICLE FOURTH: Authorization of Capital Stock. The amount of the total authorized capital stock of this corporation shall be Fifty Thousand Dollars ($50,000) consisting of Fifty Million (50,000,000) shares of common stock with a "par value of $.001" per share. The stock shall be common, non-assessable and voting stock may be issued as, when and for such consideration as the Board of Directors may from time to time determine. The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000).
        ARTICLE FIFTH:  No change.
        ARTICLE SIXTH:  No change.
        ARTICLE SEVENTH:  No change.
        ARTICLE EIGHT:  No change.
        ARTICLE NINTH:  No change.
        ARTICLE TENTH:  No change.
        ARTICLE ELEVENTH:  No change.

        The number of common shares outstanding at the time of adoption were Three Thousand (3,000) and the number voted for such amendment were One Thousand Eight Hundred (1,800) and the number of shares voted against such amendment were Zero (0).
        The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, as follows:
        The 3,000 - "$1.00 par value common shares" presently outstanding are hereby forward split 1000 - 1 share forward. Said Exchange shall be completed as follows: 100 - "$.001 par value common shares" shall be issued in exchange for each 1 - "$1.00 par value common share" presently outstanding. Upon completion of the exchange there will be 3,000,000 - "$.001 par value common shares" issued and outstanding.
        The undersigned hereby certify that they have on this 23rd day of January, 1987, executed this certificate amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

 /s/ MARK TIMOTHY                             /s/ JERRY TIMOTHY
-----------------------------                ------------------------------
Mark Timothy, President                      Jerry Timothy, Secretary

STATE OF UTAH  )
                   : ss
COUNTY OF SALT LAKE )

On this 23rd day of January, 1987, before me the undersigned a Notary Public in and for the County of Salt Lake, State of Utah, personally appeared Mark Timothy and Jerry Timothy, known to me to be the persons whose names are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

My Commission Expires:                        /s/
                                             ------------------------------
12-1-89                                      Notary Public
-------
                                             Residing at: Salt Lake City, Utah
                                                         ---------------------

                                  ( Page 2 )

                                                                           TAB D


         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     JAN 23, 1987

FRANKIE SUE DEL PAPA, SECRETARY OF STATE
 /s/ FRANKIE SUE DEL PAPA
No. 465-87
    ------


                         CERTIFICATE OF INCORPORATION
                                      OF
                             DE LUXE ONYX COMPANY

First: Name. The name of this corporation is: DE LUXE ONYX COMPANY.
       ----
Second: Principal Office. The principal office or place of business of this
        ----------------
corporation shall be located at:
                Resident Agency National, 377 South Carson Street, Carson City, Nevada.

Third: Purpose. The purpose for which this corporation is formed is to engage in
       -------
any lawful activity; and,

        To buy, own, possess, improve, develop, sell, mortgage, lease and otherwise deal in all kinds of real property in the State of California and elsewhere; to buy, sell, own mortgage or otherwise deal in and handle all kinds of personal property.
Fourth: Authorization of Capital Stock. The amount of the total authorized
        ------------------------------
capital stock of this corporation shall be One Hundred Thousand Dollars ($100,000), consisting of One Hundred Thousand (100,000) shares of common stock with a par value of One Dollar ($1.00) per share. The stock shall be common, non-assessable and voting stock may be issued as, when and for such consideration as the Board of Directors may from time to time determine. The amount of capital stock with which it will commence business is One Thousand Dollars ($1,000).
Fifth: Incorporators. The names and addresses of each of the incorporators
       -------------
signing these Articles of Incorporation are as follows:
        1.  Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.
        2.  Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.
Sixth: Directors. The governing board of this corporation shall be known as
       ---------
directors and the number of directors may from time to time be increased or decreased in such manner as shall be specified by the bylaws of the corporation; provided, however, the number of directors shall not be reduced to less than two
(2).
The names and addresses of the directors comprising the first Board of Directors are as follows:

     1.   Mark S. Timothy, 1133 Brickyard Rd., Salt Lake City, Utah.

     2.   Jerry Timothy, 2089 Donelson Lane, Salt Lake City, Utah.

The name and residence address within the State of Nevada of this corporation's initial resident agent shall be:

     Resident Agency National, 377 South Carson Street, Carson City, Nevada.

Seventh:  Stock Nonassessable.  The capital stock or the holders thereof, after
          -------------------
the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

Eighth:  Term of Existence.  The existence of the Corporation is to be
         -----------------
"perpetual".

Ninth:  Cumulative Voting.  No cumulative voting shall be permitted in the
        -----------------
election of Directors.

Tenth:  Preemptive Rights.  Stockholders shall not be entitled to preemptive
        -----------------
rights.

Eleventh: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right of adoption of and subsequent revision or amendment to the bylaws of this corporation, without resort to approval thereof by the shareholders of this corporation.

Twelfth: The Directors of the Corporation above named, and their duly elected and qualified successors shall have the unqualified right to authorize and issue other and additional classes of shares of stock of this corporation in addition to those as herein provided, without resort to approval thereof by the shareholders of this corporation.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 23rd day of January, 1987.

                                          /s/ MARK TIMOTHY
                                         ----------------------------
                                             Mark Timothy


                                          /s/ JERRY TIMOTHY
                                         ----------------------------
                                             Jerry Timothy

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

     I, DON G. TIMOTHY, a Notary Public, hereby certify that on the 23rd day of January, 1986, Mark Timothy and Jerry Timothy personally appeared before me who, being first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

     DATED this 23rd day of January, 1987.

My Commission Expires:                 /s/ DON G. [ILLEGIBLE]
    12-1-89                            -------------------------------
---------------------                  Notary Public
                                       Residing at: Salt Lake City, Utah

                                                                           TAB E



STATE OF CALIFORNIA                                                       [LOGO]
================================================================================
FRANCHISE TAX BOARD
SACRAMENTO, CA 95857-0026




     De Lux Onyx Company
     17134 Devonshire
     Northridge, Ca 91325





     Subject         : CERTIFICATE OF RELIEF FROM SUSPENSION OR FORFEITURE

     Corporate Name  : DE LUX ONYX COMPANY
     Corporate Number: 0094010
     Effective Date  : January 22, 1987



     This corporation has been relieved of suspension of forfeiture and is now in good standing with the Franchise Tax Board.



     /s/ JANE GERMAIN

     Jane Germain

     Collection Section
     Telephone (916) 369-4700

                                                                           TAB F

--------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
--------------------------------------------------------------------------------


State of Nevada             [SEAL OF THE STATE OF            Department of State
                             NEVADA APPEARS HERE]


     I, FRANKIE SUE DEL PAPA, Secretary of State of the State of Nevada, do hereby certify that DE LUXE ONYX COMPANY did on the TWENTY-THIRD day of JANUARY, 1987, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the statements of facts required by the law of said State of Nevada.


[SEAL APPEARS HERE]          IN WITNESS WHEREOF, I have hereunto set my hand and
                             affixed the Great Seal of State, at my office in Carson City, Nevada, this

                             TWENTY-THIRD day of JANUARY, A.D. 1987

                             /s/ FRANKIE SUE DEL PAPA
                             ---------------------------------------------------
                                                              Secretary of State
                             By /s/ BEVERLY J. DAVENPORT
                             --------------------------------------------------
                                                                          Deputy


--------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
--------------------------------------------------------------------------------

                    ------------------------------------------
                                STATE OF NEVADA
                                 DEPARTMENT OF
                                     STATE

                          I hereby certify that this is a
                      true and complete copy of the document
                      as filed in this office.


                                DATED:  JAN 23 1987
                                        ------------


                            /s/ FRANKIE SUE DEL PAPA
                            -------------------------
                              FRANKIE SUE DEL PAPA
                              Secretary of State


                           BY /s/ BEVERLY J. DAVENPORT
                              ------------------------
                    ------------------------------------------

                                                                           TAB G

                                STATE OF NEVADA
                              SECRETARY OF STATE
                                 ------------

                        CERTIFICATE OF CORPORATE STATUS

        I, FRANKIE SUE DEL PAPA, the duly elected, qualified and acting Secretary of State of the State of Nevada, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

        I further certify that, at the date of this certificate,


                                   AVE, INC.


is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith; is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State.




  [SEAL APPEARS HERE]                       IN WITNESS WHEREOF, I have hereunto
                                              set my hand and affixed the Great
                                              Seal of the State at my office in
                                              Carson City, Nevada, this SEVENTH
                                              day of MAY, A.D., 1990.

                                           /s/ FRANKIE SUE DEL PAPA
                                          -------------------------------------
                                                           Secretary of State

                                          By: /s/ Tammy Saling
                                             ----------------------------------
                                                           Deputy

      STATE OF NEVADA
       DEPARTMENT OF
          STATE

     I hereby certify that this is
a true and complete copy of the
document filed in this office.

DATED: MAY 7, 1990
      ------------

 /s/ FRANKIE SUE DEL PAPA

FRANKIE SUE DEL PAPA
Secretary of State

 /s/ TAMMY SALING
-----------------

                                                                           TAB H




                                STATE OF NEVADA
                              DEPARTMENT OF STATE

                                   ---------

                         CERTIFICATE OF REINSTATEMENT

        I, CHERYL A. LAU, the duly elected Secretary of State of the State of

Nevada, do hereby certify that AVE, INC. a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs,

in accordance with the provisions of Section 78.180 NRS, as amended, for the years and in the amounts as follows:

        1991-92  LIST OF OFFICERS PLUS PENALTY    $100.00
        1992-93  LIST OF OFFICERS PLUS PENALTY     100.00
        1993-94  LIST OF OFFICERS PLUS PENALTY     100.00
        1994-95  LIST OF OFFICERS PLUS PENALTY     100.00
        REINSTATEMENT FEE                           50.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.



[SEAL APPEARS HERE]          IN WITNESS WHEREOF, I have hereunto set my hand and
                                  affixed the Great Seal of State, at my office, in Carson City, Nevada, this 15TH day of AUGUST, A.D., 1994

                             /s/ Cheryl A. Lau
                             -------------------------------------------------
                                                            Secretary of State

                                   AVE, INC.
A NEVADA CORPORATION INCORPORATED ON JAN 23, 1987.              455-87
THIS LIST IS FOR THE PERIOD JAN 1995 TO 1996.  DUE BY JAN 31, 1995.

                                                  FILED
                                                JAN 23 1995
                                                Dean (unreadable)

RESIDENT AGENCY NATIONAL
377 SOUTH NEVADA STREET
CARSON CITY        NV 89703 4290

     The Secretary of State of Nevada does hereby certify that the above corporation after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the
above filing period, together with penalty in the sum of                  and
having also filed the aforesaid list as required by Nevada Revised Statutes Sections 78.150-78.165 and 80.110-80.140, as amended, is hereby authorized to transact and conduct its business within this state for the aforesaid period.



THIS CERTIFICATE BECOMES A RECEIPT     /s/ CHERYL A. LAU
UPON BEING VALIDATED BY THE OFFICE     CHERYL A. LAU
OF SECRETARY OF STATE                  Secretary of State     Form #LO-GRN
                                                              (Rev. 1/94)


CERTIFICATE        STATE OF NEVADA - SECRETARY OF STATE       File Number

Jan 94-95          /s/ AVE, Inc.                              46587



     The Secretary of State of Nevada does hereby certify that the above corporation after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of and having also filed the aforesaid list as required by Nevada Revised
Statutes Sections 78.150-78.165 and 80.110-80.140, as amended, is hereby authorized to transact and conduct its business within this state for the aforesaid period.



THIS CERTIFICATE BECOMES A RECEIPT             /s/ CHERYL A. LAU
UPON BEING VALIDATED BY THE OFFICE             CHERYL A. LAU
OF SECRETARY OF STATE                          Secretary of State

                                                                           TAB I

                              SECRETARY OF STATE

                         [SEAL OF THE STATE OF NEVADA]


                           CERTIFICATE OF EXISTENCE
                         WITH STATUS IN GOOD STANDING

        I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

        I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, AVE, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since January 23, 1987, and is in good standing in this state.



                                           IN WITNESS WHEREOF, I have hereunto
                                           set my hand and affixed the Great
                                           Seal of State, at my office, in
                                           carson City, Nevada, on July 16,
         [SEAL APPEARS HERE]               1999.


                                                  /s/ DEAN HELLER
                                                 ----------------
                                                 Secretary of State

                                           By

                                                  /s/ L. MUSSELMAN
                                                 -----------------
                                                 Certification Clerk

                                                                           TAB J

                                STATE OF NEVADA
                              SECRETARY OF STATE


                         CERTIFICATE OF REINSTATEMENT

        I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that AVE, INC. a corporation formed under the laws of the State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

        1997-1998       List of officers + penalty              $  100.00

        1998-1999       List of officers + penalty              $   85.00







        Reinstatement                                           $   50.00

        Total:                                                  $  235.00


and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

                                        IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office in Carson City,
                                        Nevada, on February 2, 1998.
      [SEAL APPEARS HERE]

                                         /s/ DEAN HELLER
                                        ----------------
                                             Secretary of State


                                        By: /s/ SCOTT W. ANDER
                                           -------------------
                                                Deputy

                                                                           TAB K
[Logo    NASD Regulation, Inc.
Appears  9513 Key West Avenue
Here]    Rockville, MD 20850-3389

         301-590-8500
NASD REGULATION

        TELECOPIER

                                                    April 3, 1997



        Ms. Melissa Goez
        Citadel Securities Corp.
        45 Church Street, Suite 25
        Freeport, NY 11520

                       Re; AVE, Inc. Common Stock (7036)
                       ---------------------------------

        Dear Ms. Goez:

                The Association has reviewed the information you submitted pursuant to NASD Rule 6740 and Rule 15c2-11 under the Securities Exchange Act of 1934 in connection with the above referenced security(ies).

                This letter will confirm that on April 3, 1997, acting in reliance upon the information contained in the filing, we have cleared your request for an unpriced quotation on the OTC Bulletin Board for AVE, Inc. Common Stock. If you decide to enter a priced quotation (bid or offer) in this security in any quotations medium, you must supplement your filing with the Form 211. This supplemental filing must include the basis and factors for your priced quotation and be received by the NASD three days before the priced entry appears in a quotations medium (See Notice to Members 90-40).

                Please be advised that in clearing your filing it should not be assumed that any federal, state, or self-regulatory requirements other than Rule 6740 and Rule 15c2-11 have been considered. Furthermore, this clearance should not be construed as indicating that the NASD has passed upon the accuracy or adequacy of the documents contained in your Rule 15c2-11 submission.

                For members who receive clearance to enter quotations on the OTC Bulletin Board, the Association's Market Operations Unit will contact your firm within 24 hours of receipt of this letter. If you have any questions regarding this matter, please contact the undersigned at (301) 208-2802.

                                                   Very truly yours,

                                                    /s/ W. Bush
                                                   ------------
                                                   W. Wayne Bush
                                                   Associate Compliance Examiner
                                                   OTC Compliance Unit

cc: National Quotations Bureau

                                                                           TAB L


                       LINDA'S BOOKKEEPING & TAX SERVICE
                               771 E. Minnesota
                               Turlock, CA 95382
                                 (209)668-3231



May 19, 1995

To the Board of Directors of
AVE, Inc.

I have reviewed the Certified Financials as of March 31, 1990 and the subsequent six month extension through September of 1990. I have found the financials to be in order.

I have conducted an audit of the following three dates: December 31, 1993, December 31, 1994 and May 16, 1995. I have incorporated these into one statement. I conducted our audit in accordance with generally accepted auditing standards.

The corporation has been inactive and there has been no activity in the last three years. The Corporation is now a Corporate Shell with no assets or liabilities. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on the material provided to me.

Based on my knowledge, in preparation of personal taxes of Victor Alexander, the outgoing CEO, all activities in regard to his earning a living are not connected with the corporation.


Sincerely yours,

 /s/ LINDA A. SEYMOUR
---------------------
Linda Seymour

                                   AVE, INC.
                  (Formerly Walsh Communications Group, Inc.)
                      Statements of Stockholders' Equity
               For the six months and years ended May 16, 1995,
    Dec 31, 1994, Dec 31, 1993, March 31, 1990, December 31, 1989 and 1988




                               Additional                Total
                        Common  Paid-in         Accumulated Stockholders'
                        Stock   Capital         Deficit         Equity
                        -----   -------         -------         ------

Balance at January
 1, 1988                8,536   $622,126        $(614,217)      16,445

Issuance of 25,000
 shares for cash                      25           18,148       18,173

Issuance of 278,000
 shares for services      278                                      278

Net (loss) for 1988      ----       ----          (72,274)     (72,274)
                                                  --------     --------

Balance at December
 1, 1988                8,839    640,274         (686,491)     (37,378)

Net (loss) for 1989      ----       ----           (2,573)      (2,573)
                                                   -------      -------

Balance at December
 31, 1989               8,839    640,274         (689,064)     (39,951)

Issuance of
 11,700,000 shares of
 common stock for
 assets, debt
 reduction and
 services              11,700                     170,283       81,983

Net (loss) for the
 three months ended
 March 31, 1990          ----       ----           (5,046)      (5,046)
                                                   -------      -------

Balance at:
Dec 31, 1993;
Dec 31, 1994; &
May 16, 1995          $20,539  $ 845,557       $ (694,110)    $(44,997)
                       ------  ---------       -----------    ---------

                                   AVE, INC.
                        (Formerly Walsh Communication)
                                Balance Sheets
      May 16 ,1995, Dec 31, 1993, Dec 31, 1994, Dec 31, 1989, and Dec 31, 1988

                            Dec 31,      May 16       Dec 31       Dec 31,
ASSETS                      1993, 1994 & 1995         1989         1988
------                      -----------------         ----         ----

Cash                                      $ 0         $ 15         $ 29

Film Cost Inventory (Notes 3 and 6)         0           --           --

Equipment, net of $3,631 of
accumulated depreciation at
March 31, 1990 (Notes 4 and 6)              0            -            -
                                         ----         ----         ----

        Total Assets                      $ 0           15           29
                                         ----         ----         ----

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
  Accounts payable
   and accrued liabilities (Note 6)       $ 0     $ 24,446     $ 26,407

Notes payable (Note 5)                   ----       15,500       11,000
                                                    ------       ------

        Total Liabilities                           39,966       37,407
                                         ----       ------       ------

Stockholders' equity (Note 6):
Common stock; par value $.001,
50,000,000 shares authorized,
20,539,000 shares issued and out-
standing at March 31, 1990 and
8,839,000 shares issued and
outstanding at December 31, 1988-89    20,539        8,839        8,839
Additional paid-in capital            810,557      640,274      640,274
Accumulated (deficit)                (689,064)    (689,064)    (686,491)
                                     ---------    ---------    ---------

Total stockholders' equity (deficit)        0      (39,951)     (37,378)
                                            -      --------     --------

Total liabilities & stockholders' equity  $ 0         $ 15         $ 29
                                         ----         ----         ----

The accompanying notes to financial statements are an integral part of these balance sheets.

                                   AVE. INC.
                  (Formerly Walsh Communication Group, Inc.)
                           Statements of Operations
                      For the six months and years ended
           May 16, 1995, Dec 31, 1994, Dec 31, 1993, March 31, 1990,
                          December 31, 1989 and 1988



                                May 16,    May 31,      Dec 31,    Dec 31,
                                1995       1990          1989       1988
                                ----       ----          ----       ----
                           (Dec 31, 1994
                                    ----
                            Dec 31, 1993)
                                    ----


Interest Income                 $  0       $             $          $ 257
                                ----       ----          ----       -----

Expenses:

     Depreciation (Note 4)         0       3,631         ----       -----
     Interest (Note 5)             0         180          743       -
     Other Operating and
     administrative expenses
     (Note 6)                      0       1,235        1,830      72,531
                                           -----        -----      ------

        Total expenses             0       5,046        2,573      72,531
                                           -----        -----      ------

        Net (loss)                 0     $(5,046)     $(2,573)   $(72,274)
                                         --------     --------   ---------

        Net (loss) per share       0     $(.0003)     $(.0003)    $(.0082)
                                         --------                  -------

The accompanying notes to financial statements are an integral part of these statements.

                                   AVE, INC.
                  (Formerly Walsh Communications Group, Inc.)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - THE COMPANY
--------------------
        AVE, Inc. (the "Company") was incorporated in 1921 under the name of DeLuxe Onyx Company. In 1987, the Company's name was changed to Walsh Communications Group, Inc. and the Company's domicilie was changed to Nevada. On January 5, 1990, the Board of Directors authorized that the name of the Company be changed and on May 4, 1990, amended Articles of Incorporation were filed to change the Company's name to AVE, Inc.
        The Company has been a motion picture company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------
        Film Cost Inventory

        The cost of acquiring and developing motion pictures is capitalized as film cost inventory and amortized using the individual-film-forecasting-computation method.
        This method amortizes film costs in the same ratio that current gross revenues bear to anticipated gross revenues. If the cost of any motion picture exceeds the anticipated net realizable value, it is written down to net realizable value.

        Depreciation of Equipment
        -------------------------

        Equipment is being depreciated over its estimated useful life ranging from three to five years, using the straight-line method.

        Income Taxes
        ------------

        The Company has had losses from inception. Accordingly no income tax liability has been accrued or provided for. The Company has a net operating loss carry forward of approximately $672,000 available to offset future income. The loss carry forward expires between the years 2002 to 2005.

        Earnings (Loss) per Share
        -------------------------

        The earnings (loss) per share is calculated using the weighted average shares outstanding during the period.

NOTE 3 - FILM COST INVENTORY
----------------------------
Film cost inventory consists of the following at March 31, 1990 (See note 6):

                Films released                  $ 65,000
                Films in process                  41,000
                Supplies                           7,000
                                                --------

                  Total film cost inventory    $ 113,000
                                                --------

NOTE 4 - EQUIPMENT
------------------
     Equipment consists of the following at March 31, 1990 (See note 6):

                Production equipment            $ 20,080
                Post-production equipment         16,650
                Motion Picture Equipment           3,000
                Movie Setr equipment              15,000
                Office equipment                   7,895
                                                --------

                           Subtotal               62,625
                Less: accumulated depreciation    (3,631)
                                                --------
                           Net equipment        $ 58,994

NOTE 5 - NOTES PAYABLE
----------------------
The Company reduced $9,500 of notes payable owing as of December 31, 1989, by issuing common stock (see Note 6).

In July 1988, the Company extinguished $303,680 of debt owed to a company control led by a Company officer, by transferring back all rights to certain television and/or motion picture properties recorded at the same amount, which had been acquired from that company in a prior year.

NOTE 6 - ISSUANCE OF COMMON STOCK
---------------------------------
On January 5, 1990, the Board of Directors approved the issuance of 11,700,000 shares of its common stock to acquire film cost inventory and related equipment recorded at $175,625, to reduce notes payable by $9,500, to reduce accrued liabilities by $83 and to pay expenses of %875.

The amount of $175,625 recorded for the assets acquired through the issuance of common stock does not exceed the cost basis represented by the previous owner, who is currently an officer and stockholder of the Company. Management believes that the fair market value of the assets acquired are substantially higher than the cost basis recorded in the accompanying balance sheet.

                                   AVE, INC.
                  (Formerly Walsh Communications Group, Inc.)
                           Statements of Cash Flows
          May 16, 1995, Dec 31, 1994, Dec 31, 1993, March 31, 1990,
                          December 31, 1989 and 1988


                                Dec 31,
                                1993
                                ----
                                Dec 31,
                                1994
                                ----
                                May 16,    March 31,  Dec 31,    Dec 31,
Increase (decrease) in cash:    1995       1990       1989       1988
                                ----       ----       ----       ----

Cash flows from operating
 activities:
Net (loss)                         0    $(5,046)   $(2,573)  $(72,274)
    Depreciation                   0      3,631       ----       ----
    Loss from abandoned equipment          ----       ----      4,965
    Common stock for services      0        875       ----        278
    Increase (decrease) in
      accounts payable and
      accrued liabilities          0        525     (1,941)  (101,352)
                                            ---     -------  ---------

        Net cash (used) by         0        (15)    (4,514)  (168,383)
                                           ----     -------  ---------

Cash flows from investing
 activities:
    Note receivable proceeds       0       ----       ----    (41,327)
                                                              --------
Cash flows from financing
 activities:
    Issuance of common stock       0       ----       ----     18,173
    Note borrowings                0       ----      4,500     12,093
    Note principal paid            0                           (1,093)
                                           ----       ----     -------

        Net cash provided by
          financing activities     0                 4,500     29,173
                                           ----      -----     ------
        Net (decrease) in cash     0        (15)       (14)   (97,883)

          Cash, beginning of
            period                 0        (15)       (29)    97,912
                                           ----      -----     ------
          Cash, end of period      0       $         $  15     $   29
                                           ----      -----     ------


Supplemental schedule of non-cash investing and financing activities:

During the three months ended March 31, 1990, the Company issued common stock to acquire $113,000 of film cost inventory and $62,625 of equipment, and to reduce notes payable and accrued liabilities by $9,500 and $83, respectively.

During the year ended Dec 31, 1988, $303,680 of debt was extinguished by transferring all rights to certain television and/or motion picture properties recorded at the same amount.

                                                                           TAB M

                              SECRETARY OF STATE


                         [SEAL OF THE STATE OF NEVADA]

                                STATE OF NEVADA


                      CERTIFICATE OF CORPORATE EXISTENCE
                            (EXCLUDING AMENDMENTS)

        I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to corporations organized under the laws thereof; the revocation of their corporate charters, and their right to transact and carry on their corporate business; and am the proper officer to execute this certificate.

        I further certify that, at the date of this certificate, AVE, INC. is a corporation duly organized and existing under and by virtue of the laws of the State of Nevada, having fully complied therewith, is entitled to exercise therein all the corporate powers and functions recited in its charter or articles of incorporation, and is in good standing in this State.





  [SEAL APPEARS HERE]                   IN WITNESS WHEREOF, I have hereunto set
                                        my hand and affixed the Great Seal of
                                        State, at my office, in Carson City,
                                        Nevada, this 21st day of June, 1995.


                                               /s/ DEAN HELLER
                                              ----------------
                                              Secretary of State


                                         By    /s/ RICK JORDEN
                                              ----------------
                                              Certification Clerk

                                                                           TAB N
                                 A.V.E., INC.
                          A NEVADA STATE CORPORATION


                              BOARD OF DIRECTORS
                                  RESOLUTION



JULY 12, 1995
RENO, NEVADA


RESOLVED: That, by signature below, the Board of Directors approve of such actions taken during a meeting of the shareholders of AVE, Inc. at a special meeting held July 11, 1995 (Certification of such meeting being attached to this resolution) and such actions being:

     1. Reelection of the two existing Directors, Mr. Henri Hornby and Mr. Neil Hornby.

     2. Approval for a 1:200 stock split of the Company's outstanding shares, reducing the number of shares outstanding from 20,558,600 to 102,793.

     3. Approval of a resolution to amend the Company's by-laws to authorize a total capitalization of common shares to 15,000,000 of $0.001 par value stock.

No other business was brought before the Board and the meeting was adjourned.


ATTEST:


 /s/ HENRI R. HORNBY                /s/ NEIL F. HORNBY
--------------------               -------------------
Henri R. Hornby                    Neil F. Hornby

Director                           Director


A.V.E. INC., 3653 HEMLOCK COURT, RENO, NEVADA 89509 702-829-8812
FAX 702-829-8813

                                                                           TAB O


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Ave, Inc.
3653 Hemlock Court
Reno, Nevada 89509


We have audited the accompanying balance sheets of AVE, INC. as of December 31, 1996 and 1995, and the related statements of income and expenses, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AVE, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                      /s/ ROBERT MOE & ASSOCIATES
                                     ----------------------------
                                     ROBERT MOE & ASSOCIATES, P.S.

Spokane, Washington
February 1, 1997

                                   AVE, INC.
                                BALANCE SHEETS
                          December 31, 1996 and 1995


                                    ASSETS

                                            1996         1995
                                           ------       ------
CURRENT ASSETS
    Cash                                  $ 8,946      $ 6,644

OTHER ASSETS                                   --           --
                                           ------       ------
TOTAL ASSETS                              $ 8,946      $ 6,644
                                           ======       ======


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
    Accounts payable                      $ 1,000      $  None
                                           ------       ------

STOCKHOLDERS' EQUITY
    Common stock, $.001 par value,
      15,000,000 shares authorized,
      112,793 shares issued, 10,000
      shares subscribed but unissued
      in 1995                                 113          113

    Additional paid-in capital            840,983      840,983
                                          -------      -------
                                          841,096      841,096
    Less stock subscriptions receivable                  2,500
                                          -------      -------
                                          841,096      838,596

    Accumulated (Deficit)                (833,150)    (831,952)
                                          -------      -------
      Total Stockholders' Equity            7,946        6,644
                                          -------      -------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                    $ 8,946      $ 6,644
                                          =======      =======


The accompanying notes are an integral part of these financial statements

                                   AVE, INC.

                 COMPARATIVE STATEMENT OF INCOME AND EXPENSES
             For the years ended December 31, 1996, 1995 and 1994


                                         1996         1995        1994
                                        ------       ------      ------
REVENUES                               $    --      $    --     $    --
                                        ------       ------      ------
OPERATING EXPENSES
    Administrative expenses              1,198          856          --
                                        ------       ------      ------
                                         1,198          856          --
OPERATING (LOSS)                        (1,198)        (856)
OTHER INCOME (EXPENSES)                     --           --          --
                                        ------       ------      ------

INCOME (LOSS) BEFORE PROVISION
FOR FEDERAL INCOME TAX                  (1,198)        (856)         --

PROVISION FOR FEDERAL INCOME TAX            --           --          --
                                        ------       ------      ------
NET INCOME (LOSS)                      $(1,198)     $  (856)    $    --
                                        ======       ======      ======

EARNINGS (LOSS) PER SHARE              $   NIL      $   NIL     $   NIL
                                        ======       ======      ======




The accompanying notes are an integral part of these financial statements

                                   AVE, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                               December 31, 1996

                                                Common            Stock                         Retained       Total
                                             -----------------------------      Paid-In         Earnings     Stockholders'
                                                Shares            Amount        Capital        (Deficit)       Equity
                                             ------------      -----------    -----------    ------------    -------------
Balance at Jan. 1, 1988                         8,536,000          $ 8,536       $622,126       $(614,217)      $ 16,455
Issuance of 25,000 shares for cash                 25,000               25         18,148                         18,173
Issuance of 278,000 shares for services           278,000              278                                           278
Net (Loss) for 1988                                                                               (72,274)       (72,274)
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 1, 1988                     8,839,000            8,839        640,274        (686,491)       (37,378)
Net (Loss) for 1989                                                                                (2,573)        (2,573)
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 31, 1989                    8,839,000            8,839        640,274        (689,064)       (39,951)
Issuance of 11,700,000 shares of
 common stock for assets, debt
 reduction and services                        11,700,000           11,700        170,283                        181,983
Net (Loss) for 1990                                                                              (142,032)      (142,032)
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 31, 1990                   20,539,000           20,539        810,557        (831,096)           -0-
Net (Loss) for 1991-1994                                                                              -0-            -0-
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 31, 1994                   20,539,000           20,539        810,557        (831,096)
Reduction of outstanding shares
 200 to 1 for reverse stock split             (20,436,305)         (20,436)        20,436
Adjustment for fractional shares                       98
Net (loss) for 1995                                                                                  (856)          (856)
Sale of common stock                               10,000               10          9,990                         10,000
Less stock subscription receivable                                                                                (2,500)
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 31, 1995                      112,793              113        840,983        (831,952)         6,644
Stock subscription paid                                                                                            2,500
Net (Loss) for 1996                                                                                (1,198)        (1,198)
                                             ------------      -----------    -----------    ------------    -----------
Balance at December 31, 1996                      112,793       $      113       $840,983       $(833,150)     $   7,946
                                             ============      ===========    ===========    ============    ===========

   The accompanying notes are an integral part of these financial statements

                                   AVE, INC.

                      COMPARATIVE STATEMENT OF CASH FLOWS
             For the years ended December 31, 1996, 1995 and 1994


                                              1996        1995        1994
                                           ---------    ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                           $(1,198)    $   (856)   $   -0-
 Increase in accounts payable                  1,000           --         --
                                           ---------    ---------   --------
                                                (198)        (856)       -0-

CASH FLOWS FROM INVESTING ACTIVITIES              --           --         --

CASH FLOWS FROM FINANCING ACTIVITIES
 Sale of common stock                          2,500        7,500         --
                                           ---------    ---------   --------

NET INCREASE IN CASH AND CASH EQUIVALENTS      2,302        6,644         --

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD                                      6,644           --         --
                                           ---------    ---------   --------

CASH AND CASH EQUIVALENTS AT END OF
PERIOD                                       $ 8,946     $  6,644    $    --
                                           ---------    ---------   --------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
 Cash paid during the year for:
  Interest                                   $    --     $     --    $    --
  Income taxes                               $    --     $     --    $    --


For purposes of this statement short term investments which have an initial maturity of ninety days or less are considered cash equivalents.


   The accompanying notes are an integral part of these financial statements

                                   AVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1 - ORGANIZATION

    AVE, Inc. (the "Company") was incorporated in 1921 under the name of Deluxe Onyx Company. In 1987, the Company's name was changed to Walsh Communications Group, Inc. and the Company's domicile was changed to Nevada. On January 5, 1990, the Board of Directors authorized that the name of the Company be changed and on May 4, 1990, amended Articles of Incorporation were filed to change the Company's name to AVE, Inc. The Company's principal business was the production of motion pictures. The Company has been inactive since 1990. The Company's year end is December 31.

2 - SUMMARY OF ACCOUNTING POLICIES

    Basis of Presentation: The accompanying financial statements have been
    ---------------------
    prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

    Accounting Method: The Company uses the accrual method of accounting for
    -----------------
    revenues and expense.

    Depreciation of Equipment: Equipment will be depreciated over its estimated
    -------------------------
    useful life.

    Income Taxes: The Company has had losses from inception. Accordingly, no
    ------------
    income tax liability has been accrued. The Company has a net operating loss carryforward of approximately $833,150 available to offset future income. The loss carryforward expires between 2002 to 2006.

    Earnings (Loss) Per Share: The earnings (loss) per share is calculated using
    -------------------------
    the weighted average shares outstanding during the period.

3 - CAPITALIZATION

    The Company approved a 200 to 1 reverse stock split on July 11, 1995 which reduced the numbers of authorized shares from 50,000,000 to 250,000 and reduced the amount of issued and outstanding shares from 20,539,000 to 102,793 shares. Immediately after the reverse stock split the Company approved an increase in the authorized common stock to 15,000,000 shares.

                                   AVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards Board ("FASB") Statement No. 107 "Disclosure about Fair Value of Financial Instruments," is a part of a continuing process by the FASB to improve information on financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

    Cash: The carrying amount reported in the balance sheet for cash
    ----
    approximates fair value.

    Accounts Payable: The carrying amount reported in the balance sheet for
    ----------------
    payables approximates fair value because the maturity is less than one year in duration.

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                    ---------------------------------------

Board of Directors
Ave, Inc.
3653 Hemlock Ct
Reno, Nevada 89509

We hereby consent to the use of our opinion, dated February 1, 1997 on the financial statements of AVE, INC. for the year ended December 31, 1996 in the Form 10-K included herein.

                                        /s/ ROBERT MOE & ASSOCIATES, P.S.

                                        ROBERT MOE & ASSOCIATES, P.S.

Spokane, Washington
February 4, 1997

                                                                           TAB P

                                   R. G. K.


-------------------------------------------------------------------------------
Fax Transmission (REVISION #1, TUESDAY, 12/23/97)

From:           R. Gene Klawetter                       Date:  12/22/97
To:             Tom Athans                              Time:  11:30 A.M. MST
Company:        Digital Manufacturing Corporation       Fax:   817 498 6874
Subject:        "Working Agreement"                     Pages: 3
-------------------------------------------------------------------------------

Dear Tom:

I really enjoyed our meeting last Friday and sincerely look forward to working with you to make a lot of good things happen. I relate to your personal interest and think we have a lot in common in terms of goals and objectives.

You requested that I send you a letter outlining the details of an approach to getting things going. Please regard this as an initial attempt to express our thoughts. You will find that we are open to whatever discussion is necessary in order for everyone to feel comfortable with the ultimate approach. Therefore, please review the following action items and give me your input at the earliest point in time.

1. The first thing that needs to happen is that AVE Inc. needs to be finalized in terms of the incorporation documents and perhaps the By-laws. In this regard, the following is suggested:

        Corporate Officers:             R. Gene Klawetter, Chairman, CEO
                                        Tom Athans, President
                                        Daniel M. Smith, V.P. Finance, CFO
                                        George Sullivan, V.P. Operations &
                                           Corp. Sec.

                                        NOTE: Officers will initially receive
                                        firm, two year management agreements.

        Board of Directors:             Five (5); members appointed by Chairman,
                                        one of which will be Tom Athans.
                                        Additionally, the Henri Hornby group
                                        will be entitled to one Board seat with
                                        the balance to be filled by
                                        independents.

        Corporate Headquarters:         Because of the industry, it would seem
                                        very advantageous to locate the
                                        corporate headquarters in Denver. We
                                        have office space etc., plus many of the industry potential clients are here. For obvious reasons, we could keep an office in Ft. Worth which


                [LETTERHEAD OF R. GENE KLAWETTER APPEARS HERE]

"Working Agreement"
Page -2-

                              would enable effective travel out of DFW (which we will be doing a lot in all probability).


2. Once AVE, Inc. is finalized (minor revisions to basic agreement), we need to immediately complete and file 10Q's for two periods, complete an audit, and file the 10K for 1997. This will enable us to not only get the stock trading, but be in a position to raise equity capital. With regard to issuing stock, as I understand all of the commitments at this time, the following would be the suggested capitalization (revised):

Capitalization:     7.1%      Shell Owners (Consultants)             1,063,874
                   26.6%      Tom Athans                             4,000,000
                    2.0%      Marvin Athans (Consultants)              300,000
                    0.9%      H. Hornby                                132,000
                    0.7%      Currently Issued Shares                  102,793
                    1.7%      D. Smith                                 250,000
                    1.7%      G. Sullivan                              250,000
                   10.0%      G. Klawetter                           1,500,000
                   13.3%      504 Reg D Offering                     2,000,000
                   36.0%      Private Placement (Treasury Stock)     5,401,333
                              Total Authorized Shares               15,000,000


3. With respect to compensation; Dan Smith, George Sullivan and I will work WITHOUT compensation until we are able, as a team, to secure funding for the Company. In other words, we will earn "our stripes" by performing to get the Company funded. Once the Company has secured operating capital, we would see the following general levels of compensation.

          Salaries (per month):                    Tom Athans       $8,333
                                                   Gene Klawetter   $8,333
                                                   Dan Smith        $5,000
                                                   George Sullivan  $5,000

Additionally, the proforma financials which we have drafted assume an annual bonus opportunity of 20% of the base salary. To the extent affordable, the Company would also pay auto allowance. NOTE: the above salaries WILL NOT become effective until funding is in place.

Tom, any of the other issues which may be relevant will simply be a matter of day-to-day management of the business which we can discuss at the appropriate time. An example would be creation and administration of stock option plans, medical benefits plans, SAR-SEP plans, etc. We will work through these issues together when it is called for.

Tom, let me know as soon as possible if you generally agree with the above. Further, at your earliest convenience, I need for you to overnight me the following:




                 [LETTERHEAD OF R. GENE KLAWETTER APPEARS HERE]

"Working agreement"
Page -3-

     1. Any and all information you have on the product, including a copy of the patent and the license you have with NASA. This is the key to raising money at this early state.

     2.  Copy of your agreement with Henri.

     3. Copy of Digital Manufacturing Corp. Corporate records, ie. Articles of Incorporation, By-laws, etc.

Also, Tom, I have made several contacts on "some" immediate cash. I have a conference call this afternoon and will call you after the conference call with the outcome.

Also, Tom, I am going to include a copy of the DRAFT proforma financial package which we have put together. It includes substantially more cost than you had in your plan. However, there are certain costs as a result of being public and the cost of financing, etc. that you perhaps had not considered. We have also included warranty reserves, Director and Officer Insurance, etc. Just remember as you review these numbers, Tom, that this is a plan, a proforma. We have tried to make it as complete as possible to facilitate our financing effort. But as we all know, plans can change or be adjusted as circumstances dictate. Just let me know if you have any questions.

Tom, again, I cannot emphasize enough how much we need to receive any and all information which you have on the product, etc. in order for us to complete an offering document so that we can raise money. The sooner we have the information, the sooner we can complete the document we need and the sooner we can begin raising the money. HELP!!!

Tom, on behalf of George and Dan I want you to know that we are excited, enthusiastic and really look forward to working with you to "hit a homerun."

Best regards,

/s/ [ILLEGIBLE]

Gene

RGK/me

AGREED:


    /S/ TOM ATHANS                                   12/23/97
------------------------------            ------------------------------
(Tom Athans)                              (Date)



                [LETTERHEAD OF R. GENE KLAWETTER APPEARS HERE]

                            ACQUISITION [ILLEGIBLE]


        AGREEMENT (the "Agreement") dated April [ILLEGIBLE] incorporated under the laws of the State of Nevada [ILLEGIBLE] DIGITAL MANUFACTURING INCORPORATED, a company incorporated under the laws of the State of Texas (hereinafter referred to as "DIGITAL") and the persons listed on Exhibit "A-1" attached hereto and made a part hereof, being all of DIGITAL's stockholders now and as of the closing date of this Agreement (hereinafter referred to as the "Sellers").

        WHEREAS, the Sellers own a total of 1,000 shares of common stock, no par value, of DIGITAL, said shares being one hundred (100%) percent of the issued and outstanding common stock of DIGITAL; and

        WHEREAS, the Sellers desire to sell and AVE desires to purchase one hundred (100%) percent of such shares;

        NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

        1.      Purchase and Sale.  The Sellers hereby agree to sell, transfer,
                -----------------
assign and convey to AVE and AVE hereby agrees to purchase and acquire from the Sellers, one hundred (100%) percent of DIGITAL's issued and outstanding common stock (the "DIGITAL Common Shares"), in a reorganization pursuant to Section 368
(a)(1)(B) of the Internal Revenue Code.

        2.      Purchase Price.  The aggregate purchase price to be paid by AVE
                --------------
for the DIGITAL Common Shares shall be 8,500,000 shares of AVE $0.001 par value voting common stock, (the "AVE Common Shares"). The AVE Common Shares will be issued as follows: (a) to the Sellers (8,500,000); (b) to private investors acquiring shares in exchange for their investment of $400,000 in DIGITAL (533,333); and (c) to consultants for services rendered under Rule 504 (1,063,874 shares) described in Section 12 herein ("Consultants") in accordance with Exhibit "A-2", attached hereto. No fractional shares of AVE Common Stock will be issued; in lieu thereof, the number of shares of AVE Common Stock to be issued to each Seller will be rounded up to the next whole share. Each of the Sellers hereby agrees to the terms of this Agreement.

        3.      Warranties and Representations of DIGITAL and Sellers.  In

                -----------------------------------------------------
order to induce AVE to enter into this Agreement and to complete the transaction contemplated hereby, DIGITAL and Sellers warrant and represent to AVE as of the date hereof and as of the Closing that:


                (a)     Organization and Standing.  DIGITAL is a corporation
                        -------------------------
duly organized, validly existing and in good standing under the laws of the State of Texas, is qualified to do business as a foreign corporation in ______ __________ and in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of DIGITAL's Certificate of Incorporation, amendments thereto and all current By-laws of DIGITAL. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

        (b)     Capitalization.  As of the date hereof, DIGITAL's entire
                --------------
authorized equity capital consists of __,1,000 shares of Common Stock $0.00 par value, of which 1,000 shares of Common Stock are issued and outstanding. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which DIGITAL or the Sellers are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. All of such Digital Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws. The 1,800 issued and outstanding DIGITAL Common Shares constitute one hundred (100%) percent of the equity capital of DIGITAL, which includes, inter alia, one
                                                          ----- ----
hundred (100%) percent of DIGITAL's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

        (c) Ownership of DIGITAL Shares. As of the date hereof, the Sellers are
            ---------------------------
the sole owners of the DIGITAL Common Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the DIGITAL Common Shares have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By the transfer of the DIGITAL Common Shares to AVE pursuant to this Agreement, AVE will thereby acquire good and marketable title to 100% of the capital stock of DIGITAL, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the DIGITAL Common Shares will not have been registered under the '33 Act, or any applicable State Securities laws.

        (d) Taxes. DIGITAL has filed all federal, state and local income or
            -----
other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a Material Adverse Effect on DIGITAL. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which DIGITAL is subject and Sellers have delivered true and complete copies of all such tax returns to AVE.

        (e) Pending Actions. There are no material legal actions, lawsuits,
            ---------------
proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting DIGITAL, or against DIGITAL's Officers or Directors or the Sellers that arise out of their operation of DIGITAL, except as described in Exhibit "C" attached hereto. DIGITAL is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products and/or services, the '33 Act, the Securities Exchange Act of 1934 (the "'34 Act") as amended, the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws and regulations of any state. Neither DIGITAL nor Sellers are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

        (f) Governmental Regulation. No approval of any trade or professional
            -----------------------
association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affected or jeopardize the validity or continuation of any of them.

        (g) Ownership of Assets. Except as set forth in Exhibit "E", DIGITAL has
            -------------------
good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by DIGITAL as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has DIGITAL disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement.

        (h) No Interest in Suppliers, Customers, Landlords or Competitors.
            -------------------------------------------------------------
Neither the Sellers nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of DIGITAL.

        (i) No Debt Owed by DIGITAL to Sellers. Except as set forth in Exhibit
            ----------------------------------
"F", DIGITAL does not owe any money, securities, or property to either the Sellers or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

        (j) Corporate Records. All of DIGITAL's books and records, including,
            -----------------
without limitation, its books of account, corporate records, minute book, stock certificate books and other records of DIGITAL are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by DIGITAL, with respect to the business and operations of DIGITAL, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

        (k) No Misleading Statements or Omissions. Neither this Agreement nor
            -------------------------------------
any financial statement, exhibit, schedule or document attached hereto or presented to AVE in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        (l) Validity of the Agreement. All corporate and other proceedings
            -------------------------
required to be taken by the Sellers and by DIGITAL in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the Sellers and by DIGITAL, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, DIGITAL's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which DIGITAL or the Sellers is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by

DIGITAL can continue to be so conducted after completion of the transaction contemplated hereby, with DIGITAL as a wholly-owned subsidiary of AVE.

        (m) Enforceability of the Agreement. When duly executed and delivered,
            -------------------------------
this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by AVE according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, AVE will have acquired title in and to the DIGITAL Common Shares free and clear of all claims, liens and encumbrances.

        (n) Access to Books and Records. AVE will have full and free access to
            ---------------------------
DIGITAL's books during the course of this transaction prior to and at the Closing, during regular business hours.

        (o) DIGITAL Financial Statements. Attached hereto as Exhibit "G-1" are
            ----------------------------
recent unaudited financial statements of DIGITAL. Before the Closing, DIGITAL's audited financial statements will be provided to AVE, and will be annexed hereto as Exhibit "G-2"; the DIGITAL financial statements will accurately describe DIGITAL's financial position as of the date thereof. DIGITAL's financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934) and present fairly in all material respects the financial condition of DIGITAL as of the dates thereof and will have been certified by independent certified public accountants with substantial SEC experience. Without limiting any of the foregoing representations and warranties, there are no liabilities of DIGITAL which will not be reflected on the DIGITAL financial statements; and the audited financial statements in Exhibits "G-2" will show no material adverse change from the unaudited financial statements contained in Exhibit "G-1".

        (p) DIGITAL's Corporate Summary. DIGITAL's Corporate Summary, prepared
            ---------------------------
in ________________ , 1997 (attached hereto as Exhibit "L") accurately describes DIGITAL's business, assets, proposed operations and management as of the date thereof; since the date of the Corporate Summary, there has been no material change in the Business Plan and no material adverse change in DIGITAL of any kind or nature whatsoever.

        (q) No Brokers. Except as set forth in paragraphs 4(b) and 12 below, no
            ----------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.

        (r) Compliance with Laws. DIGITAL represents and warrants that it has
            --------------------
complied with, and is not in violation of any applicable federal, state, or local statutes, laws or regulations as respects the ownership of its property or the operation of its business.

        (s) Compliance with Laws; Environmental or other Related Matters.
            ------------------------------------------------------------
DIGITAL's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. DIGITAL is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any Governmental Order applicable to DIGITAL or by which any of its properties is subject, bound or affected.

There is no Governmental Order outstanding against DIGITAL (nor, to the best knowledge of DIGITAL, threatened to be issued) that will or would have a Material Adverse Effect. Except as disclosed herein, DIGITAL currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of Governmental Authorities, whether Federal, state, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the Business, and all of the Permits are now and at the Closing will be in full force and effect. Schedule "S" annexed hereto and made a part hereof contains a list of all material Permits and all material applications for Permits relating to DIGITAL and the Business. DIGITAL has not received and has no reason to believe it will receive any notice that any Governmental Authority is considering revoking, canceling, rescinding, materially modifying or refusing to renew any of the Permits. Except as otherwise disclosed herein, there is no existing practice, action or plan of DIGITAL and no existing condition of the assets of DIGITAL that may give rise to any civil or criminal liability under, or violate or prevent compliance with, any environmental, health or occupational safety or other applicable statute, regulation, ordinance, decree or Permit other than those practices, action, plans and conditions the existence of which will not have a Material Adverse Effect. Schedule "T" identifies all Permits that require consent, notification or other action to remain in full force and effect following the consummation of the transaction contemplated hereby.

     4. Warranties and Representations of AVE. In order to induce the Sellers
        -------------------------------------
and DIGITAL to enter into this Agreement and to complete the transaction contemplated hereby, AVE warrants and represents to DIGITAL and Sellers that:

        (a) Organization and Standing. AVE is a corporation duly organized,
            -------------------------
validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

        (b) Capitalization. AVE's entire authorized equity capital consists of
            --------------
15,000,000 shares of voting common stock, $.001 par value, of which 102,793 shares are issued and outstanding as of the date hereof. As of the Closing, there will be a total of 10,200,000 post-reverse split shares of AVE issued and outstanding, after giving effect to (a) the issuance of 8,500,000 shares under Rule 144 to DIGITAL's shareholders; (b) the issuance of 533,333 Rule 144 shares to private investors in exchange for their investment of $400,000 in DIGITAL; and (c) the issuance of 1,063,874 shares under Rule 504 to Consultants as payment for their services under Rule 504 in connection with this transaction). Upon issuance, all of the AVE Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of AVE's equity securities are set forth on the Certificate of Incorporation, as amended and AVE's By-laws (Exhibit "H" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which AVE is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of AVE provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of AVE. Cumulative voting is not provided for by the By-Laws or Certificate of Incorporation of AVE. Accordingly, as of the Closing the 8,500,000 shares being issued to and acquired by the Sellers (not including the shares issued to Consultants) will constitute 83.33% of the 10,200,000 shares of AVE which will then be issued and outstanding, (including after giving effect to the issuance of the above-stated number of shares as payment for all consulting fees and commissions) which includes, inter
                                                                           -----
alia, that same percentage of AVE's voting power, right to receive dividends,
----
when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

        (c) Ownership of Shares. By AVE's issuance of the AVE Common Shares to
            -------------------
the Sellers pursuant to this Agreement, the Sellers will thereby acquire good and marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such AVE shares will not have been registered under the '33 Act.

        (d) Significant Agreements. AVE is not and will not at Closing be bound
            ----------------------
by any of the following other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "I" hereto:

            (i)   Employment, advisory or consulting contract;

            (ii)  Plan providing for employee benefits of any nature;

            (iii) Lease with respect to any property or equipment;

            (iv) Contract or commitment for any future expenditure in excess of $1,000;

            (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

            (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in this Agreement;

            (vii) Agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

        (e) Taxes. AVE has filed all federal, state and local income or other
            -----
tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes a shown on such returns such that a failure to file, pay or accrue will not have a Material Adverse Effect on AVE. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which AVE is subject and AVE has delivered true and complete copies of all such tax returns for the periods _______________ to _______________ to DIGITAL.

        (f) Absence of Liabilities. At and as of the Closing Date, AVE will have
            ----------------------
no liabilities of any kind or nature, undisclosed fixed or contingent, except for (i) the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which AVE agrees to be responsible and to pay in full at or before the Closing, and (ii) the transaction described in section 7(b)(vi) herein.

        (g) No Pending Actions. There are no material legal actions, lawsuits,
            ------------------
proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting AVE, or against any of AVE's officers or directors and arising out of their operation of AVE that are reasonably likely to have a Material Adverse Effect on York. AVE is not knowingly in violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the 1934 Act, as amended, the Rules and Regulations of the SEC, or the securities laws and regulations of any state. AVE is not an investment company as defined in the Securities laws. AVE is not required to file reports pursuant to either Section 12(g) or 15(d) of the '34 Act.

        (h) Corporate Records. All of AVE's books and records, including,
            -----------------
without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to AVE's new management at the Closing.

        (i) No Misleading Statements or Omissions. Neither this Agreement nor
            -------------------------------------
any financial statement, exhibit, schedule or document attached hereto or presented to DIGITAL in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

        (j) Validity of the Agreement. All corporate and other proceedings
            -------------------------
required to be taken by AVE in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by AVE, and constitutes a valid and binding obligation of AVE except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, AVE's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which AVE is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

        (k) Enforceability of the Agreement. When duly executed and delivered,
            -------------------------------
this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by DIGITAL and the Sellers according to their terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights; and at the time of such execution and delivery, the Sellers will have acquired good, marketable title in and to the AVE Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

        (l) Access to Books and Records. DIGITAL and Sellers will have full and
            ---------------------------
free access during regular business hours and on reasonable prior notice to AVE's books and records during the course of this transaction prior to and at the Closing.

        (m) AVE Financial Statements. Before the Closing, AVE will provide
            ------------------------
DIGITAL with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with SEC experience.

        (n) AVE Financial Condition. After consummation of all of the
            -----------------------
transactions contemplated hereby AVE will have no assets or liabilities.

        (o) Directors' Approval. Promptly upon the signing of this Agreement,
            -------------------
AVE's Board of Directors, by meeting or consent, will authorize the matters described in section 7(b)(i) herein.

     5. Term. All representations, warranties, covenants and agreements made by
        ----
any party herein and the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant hereto.

     6. The AVE Shares and DIGITAL Shares. All of the AVE and the DIGITAL
        ---------------------------------
Common Shares shall be validly issued, fully-paid and non-assessable shares of AVE and DIGITAL Common Stock respectively, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

     7. Conditions Precedent to Closing. (a) The obligations of DIGITAL and
        -------------------------------
Sellers under this agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

        (i) That AVE's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time;

        (ii) That AVE in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing;

        (iii) That AVE's directors, by proper and sufficient vote taken either by consent of directors or at a meeting duly and properly called and held, shall have properly approved all of the matters described in Section 7(b)(i) herein; and

        (iv) That AVE's common stock will be listed on the National Quotation Bureau, Inc.'s Bulletin Board.

    (b) The obligations of AVE under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

        (i) That AVE's Shareholders and Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of AVE's outstanding Common Stock; approved the resignation of all of AVE's current directors and the election of up to ___ designees of DIGITAL to serve as directors in place of AVE's current directors; approved a change

     AVE'S corporate name to a name selected by DIGITAL and will have approved such other changes as are consistent with this Agreement and approved by DIGITAL for submission to AVE stockholders;

          (ii) That DIGITAL's and Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and that there shall have been no Material Adverse Effect with respect to DIGITAL; and York shall have received a certificate of DIGITAL and Sellers to such an effect signed by a duly authorized officer of DIGITAL and by each of the Sellers; and

          (iii) That DIGITAL and Sellers shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing Date and AVE shall have received a Certificate of DIGITAL and Sellers to such effect signed by or duly authorized officer of DIGITAL and by each of the Sellers;

          (iv) That DIGITAL's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J";

     8.   Termination.  This Agreement may be terminated at any time before or
          -----------
at Closing, by:

          (a)    The mutual agreement of the parties;

          (b)    Any party if:

                 (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.

                 (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

     9.   Exhibits.  All Exhibits attached hereto are incorporated herein by
          --------
this reference as if they were set forth in their entirety.

     10.  Miscellaneous Provisions.  This agreement is the entire agreement
          ------------------------
between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11.  Closing. The Closing of the transactions contemplated by this
          -------
Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the Sellers approving this Agreement or the shareholders of AVE approving this Agreement and the matters referred to in Section 7(b)(i), or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     12.  Fees and Commission. As compensation for its services in initiating
          -------------------
this transaction and ongoing consulting services to AVE, AVE acknowledges and agrees that 1,063,874 shares being issued hereunder are being issued under Rule 504 in cancellation of all debts owned to the Consultants for their services rendered or otherwise arising out of this Agreement and the transactions contemplated hereby. Pursuant to the Consulting Agreements attached hereto as Exhibit "X", these shares are being issued to (a) Olympic Capital Group, Inc. and its designees-205,000 shares; (b>) Henri Hornby-373,874 shares; (c) Michael Keohe-142,500; David Evans-142,500; and Kennington Investments Limited-200,000.

     13.  No Third Party Beneficiaries. The provisions of this Agreement are for
          ----------------------------
the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

     14.  Assignment: Binding Effect. This Agreement, including both its
          --------------------------
obligations and benefits, shall redound to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     15.  Non-Recourse. Notwithstanding anything contained in this Agreement to
          ------------
the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement (except with respect to the Sellers) was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement ton the part of any incorporator, stockholder, director, officer, partner, employee or agent, past present or future, or any of them and any recourse on account of any such representations, warranties, covenants, undertakings or agreements made in this Agreement, whether in common law, in equity, by statute or otherwise, against any of them (except with respect to the Sellers) is hereby forever waived and released.

     16.  Material Adverse Effect. As used in this Agreement, "Material Adverse
          -----------------------
Effect" with respect to a party means any change in or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business results of operations, prospects or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

     17.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws of the State of Delaware.

     18.  Counterparts. This Agreement may be executed in duplicate facsimile
          ------------
counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                                       AVE, INC.

                                       /s/ [ILLEGIBLE]
                                       ----------------------------------------


                                       DIGITAL MANUFACTURING, INC.

                                  By:  /s/ TOM ATHANS
                                       ----------------------------------------
                                       President
                                       ----------------------------------------


                                  SELLERS:

                                       /s/ TOM ATHANS
                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                       ----------------------------------------

                                                                           TAB Q


                                 A.V.E., INC.
                          A NEVADA STATE CORPORATION


                              BOARD OF DIRECTORS
                                  RESOLUTION


JANUARY 5, 1998
RENO, NEVADA


RESOLVED: That effective 12:01 am January 6, 1998 that the Board hereby appoints the following new Officers and Directors:


R. Gene Klawetter, Chairman, CEO
Tom Athans, President, Director
Dan M. Smith, V.P. Finance, CFO
George Sullivan, V.P. Operations, Secretary


Effective simultaneously with the new appointments, shall be the resignations of:

Henri R. Hornby, President
Neil F. Hornby, Secretary, Director


ATTEST:


/s/ HENRI R. HORNBY                     /s/ NEIL F. HORNBY
Henri R. Hornby                         Neil F. Hornby

Director                                Director


A.V.E., INC., 3653 HEMLOCK COURT, RENO, NEVADA 89509, 702-829-8812,
FAX-702-829-8813